Exhibit 99.1

News Release

PartnerRe Announces New Chairman of the Board and Names CEO

▪	John Elkann appointed as Chairman of the Board

▪	Emmanuel Clarke named as Chief Executive Officer

PEMBROKE, Bermuda, March 24, 2016 – The Board of Directors of PartnerRe Ltd. (NYSE:PRE) announced today that John Elkann, Chairman and CEO of EXOR, has been appointed Chairman of PartnerRe’s Board of Directors and that Emmanuel Clarke, President of PartnerRe Ltd., has been named President and Chief Executive Officer (CEO) of PartnerRe Ltd., subject to approval by Bermuda immigration.

Mr. Elkann commented, “I am honored to assume the role of Chairman of PartnerRe, and very pleased that we can appoint from within the company a CEO of the caliber and experience of Emmanuel Clarke. His intimate knowledge of PartnerRe and his deep understanding of the sector will prove crucial as we embrace the challenges and the many exciting opportunities we have in front of us."

Formerly CEO of PartnerRe Global and a member of the executive management team since 2010, Mr. Clarke, 46, has had a 19-year career at PartnerRe, during which time he was instrumental in building the Company’s Global reinsurance business. He was appointed Head of Credit and Surety, Global in 2001, becoming Deputy Head of Specialty Lines, Global in 2002, Head of Property and Casualty, Global in 2006 and Head of Specialty Lines, Global in 2008.

Mr. Clarke holds a Master’s Degree in Business Administration from the University Paris, IX – Dauphine, specializing in Finance and Controlling and an MBA in International Business from Baruch College of CUNY.

Commenting on his appointment, Mr. Clarke said, “I am thrilled to accept the Board's appointment. PartnerRe is at an exciting place in its evolution, and I look forward to working with the Board and our talented teams to build on the success we have achieved so far. PartnerRe is strongly positioned to deliver value through high quality partnerships and responsive, reliable reinsurance solutions.”

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2015, total revenues were $5.4 billion. At December 31, 2015, total assets were $21.4 billion, total capital was $7.7 billion and total shareholders’ equity attributable to PartnerRe was $6.9 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Robin Weinberg/Spencer Waybright
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House South, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com